Exhibit 23.2

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2018, with respect to the consolidated financial statements of OptimizeRx Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

SADLER, GIBB AND ASSOCIATES, LLC
Salt Lake City, Utah
November 13, 2018